EXHIBIT 10.6

AMENDMENT TO
FRANK’S INTERNATIONAL N.V.
EMPLOYEE RESTRICTED STOCK UNIT (RSU) AGREEMENT
(2013 LONG-TERM INCENTIVE PLAN)

THIS AMENDMENT (this “Amendment”), is dated as of March 9, 2021 (the “Effective Date”) and amends those certain performance-based Restricted Stock Unit Agreements granted pursuant to the Frank’s International N.V. 2013 Long-Term Incentive Plan (the “Plan”), which were executed between [EMPLOYEE] (“Participant”) and FRANK’S INTERNATIONAL N.V. (the “Company”), and which are outstanding as of the Effective Date (the “Agreements). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreements or in the Plan.
RECITALS
WHEREAS, the Company has previously granted to the Participant certain performance-based Restricted Stock Units pursuant to the Agreements;
WHEREAS, pursuant to Section 10(c) of the Plan, the conditions and rights under the Agreements may generally be amended by the Committee, subject to certain limitations, and in some circumstances, with the consent of the affected participant of the Plan; and
WHEREAS, the Company desires to amend the Agreements as set forth herein, effective as of the Effective Date.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Section 3(c)(3) of the Agreements shall be amended and restated in its entirety as follows:
“(3)    Change in Control. If a Change in Control occurs and Employee is a participant in the Executive Severance Plan (as such plan may be amended from time to time), then the terms of Section 3 of such plan are hereby incorporated by reference into this Agreement. If a Change in Control occurs and Employee is not a participant in the Executive Severance Plan, then upon such Employee’s Involuntary Termination that occurs on or within twenty-four (24) months following a Change in Control and subject to the Employee’s entry into a release of all claims against the Company in a form acceptable to the Company, the Forfeiture Restrictions shall lapse with respect to the greater of (i) the number of Restricted Stock Units determined based on the Company’s attainment of the Performance Criteria described on Exhibit A, as measured through the date of such Employee’s Involuntary Termination, or (ii) the number of Restricted Stock Units determined based on a 100% of Target Level Payout Percentage.”

2.    The first sentence of Section 3(c)(4) of the Agreements shall be amended and restated as follows:
“(4)    Involuntary Termination. If Employee’s employment with the Company is terminated due to an Involuntary Termination occurring other than as provided in clause (3) of this Section 3(c), then, unless otherwise determined by the Compensation Committee in its sole discretion, which shall be treated as an exercise of negative discretion for purposes of Code Section 162(m), the Company shall enter into a Special Vesting Agreement with Employee pursuant to which the Forfeiture Restrictions shall not lapse upon such termination of employment and that this Award shall continue to remain outstanding and Employee will be treated, solely for purposes of satisfying the requirements for a lapse of Forfeiture Restrictions under Section 3(b), as continuing in the employment of the Company throughout the period during which he/she continuously satisfies the obligations set forth in Exhibit B attached hereto and incorporated herein by reference as part of this Agreement.
3.    This Amendment shall only serve to amend and modify the Agreements to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreements which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.
4.This Amendment shall not be amended, modified or supplemented except by a written instrument signed by a duly authorized officer of the Company. The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment. No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment. Any waiver must be in writing.
5.This Amendment shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Participant, and the successors and assigns of the Company.
6.This Amendment may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Company and the Participant have executed this Amendment as of the Effective Date.

FRANK’S INTERNATIONAL N.V. By: Name: Title: Date:

PARTICIPANT By: Name: Title: Date: